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                               EXHIBIT (11)


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended
                                                   _______________________

                                                     April 2,    March 27,
                                                      1994          1993
                                                   ___________  __________
PRIMARY:
             NET INCOME (LOSS)                     $(4,342,442) $  907,334
                                                   ___________  __________
                                                   ___________  __________


Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                               12,258,619   9,176,192

Net effect of dilutive stock
 options based on the
 treasury stock method using
 average market price                                   39,039      64,385

Net effect of put options
 based on the reverse
 treasury stock method using
 average market price                                  739,010         -0-
                                                    __________  __________

          TOTAL SHARES                              13,036,668   9,240,577
                                                    __________   _________
                                                    __________   _________



         PER SHARE AMOUNT                           $     (.33)  $     .10
                                                    __________   _________
                                                    __________   _________




FULLY DILUTED:
  Net income (loss)                                $(4,342,442) $  907,334
  After-tax interest
    requirement of
    convertible subordinated
    debentures (A)                                         -0-         -0-
                                                   ___________  __________

       ADJUSTED NET INCOME (LOSS)                  $(4,342,442) $  907,334
                                                   ___________  __________
                                                   ___________  __________


EXHIBIT 11
DIXIE YARNS, INC.
STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE - CONTINUED

                                                     Three Months Ended
                                                   _______________________

                                                     April 2,    March 27,
                                                      1994         1993
                                                   ___________  __________
FULLY DILUTED - CONTINUED:

Weighted average number of
 Common Shares outstanding
 assuming conversion of
 Class B Common Stock                               12,258,619   9,176,192

Net effect of dilutive stock
 options based on the
 treasury stock method using
 quarter end market price
 if higher than the average
 market price                                           39,039      89,664

Net effect of put options
 based on the reverse
 treasury stock method using
 quarter end market price
 if lower than the average
 market price                                          935,739         -0-

Net effect of conversion of
 convertible subordinated
 debentures (A)                                            -0-         -0-
                                                   ___________  __________

             TOTAL SHARES                           13,233,397   9,265,856
                                                   ___________  __________
                                                   ___________  __________



         PER SHARE AMOUNT                          $      (.33) $      .10
                                                   ___________  __________
                                                   ___________  __________



(A) Conversion of convertible subordinated debentures to 1,390,745 shares with an after-tax interest requirement of $472,538 for the three months ended April 2, 1994, and of $479,538 for the three months ended March 27, 1993 has been excluded from computation since the effect was anti-dilutive.